Exhibit 99.1

Jay Hauck
Communications
703.645.4891
jay.hauck@csra.com

Stuart Davis
Investor Relations
703.641.2267
stuart.davis@csra.com

CSRA Board Declares Quarterly Cash Dividend

FALLS CHURCH, Va., Dec. 15, 2016 - CSRA Inc. (NYSE:CSRA), a leading provider of next-generation IT solutions and professional services to government organizations, today announced that the Company’s Board of Directors has declared a quarterly dividend of $0.10 per share on the Company’s common stock. The dividend will be paid on January 24, 2017 to stockholders of record as of the close of business on January 3, 2017.

About CSRA
Every day CSRA (NYSE: CSRA) makes a difference in how the government serves our country and our citizens. We deliver a broad range of innovative, next-generation IT solutions and professional services to help our customers modernize their legacy systems, protect their networks and assets, and improve the effectiveness and efficiency of mission-critical functions for our warfighters and our citizens. Our 19,000 employees understand that success is a matter of perseverance, courage, adaptability and experience. CSRA is headquartered in Falls Church, Virginia. To learn more about CSRA, visit www.csra.com.

Forward-looking Statements
All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements represent CSRA’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the control of CSRA. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSRA’s registration statement on Form 10 and any updating information in subsequent SEC filings. CSRA disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.